Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND
NEW LENDER JOINDER AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT AND NEW LENDER JOINDER AGREEMENT (this “Agreement”) is entered into as of October 18, 2024, by and among FNLR OP LP, a Delaware limited partnership (the “Borrower”), FORTRESS NET LEASE REIT, a Maryland statutory trust (the “Parent”), certain subsidiaries of the Parent party hereto (collectively with the Parent, the “Guarantors” and each individually, a “Guarantor”), BANK OF AMERICA, N.A. (“Bank of America”), as the sole lender under the Credit Agreement (defined below) immediately prior to the effectiveness of this Agreement (in such capacity, the “Existing Lender”), each of the institutions listed under “New Revolving Credit Lenders” on Exhibit A hereto (the “New Revolving Credit Lenders”), each of the lenders listed under “New Term Lenders” on Exhibit A hereto (the “New Term Lenders”; the New Term Lenders and the New Revolving Credit Lenders, referred to herein collectively, the “New Lenders” and each individually, a “New Lender”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and as the sole L/C Issuer under the Credit Agreement.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WITNESSETH

WHEREAS, the Borrower, the Guarantors, Bank of America as the sole lender and L/C Issuer and the Administrative Agent entered into a Credit Agreement, dated as of August 13, 2024 (as amended, supplemented or otherwise modified from time to time, including by this Agreement, the “Credit Agreement”), providing to the Borrower a Revolving Credit Facility and Term Facility on the terms set forth therein;

WHEREAS, pursuant to Section 2.15 of the Credit Agreement the Borrower has requested to increase (i) the aggregate commitments to the Revolving Credit Facility from $120,000,000 to $350,000,000 (the “Incremental Revolving Increase”) and (ii) the aggregate outstanding principal amount of the Term Loan from $5,000,000 to $100,000,000 (the “Incremental Term Increase”; the Incremental Revolving Increase and the Incremental Term Increase referred to herein collectively as the “Incremental Facilities”); and

WHEREAS, subject to the terms and conditions set forth herein and in Section 2.15 of the Credit Agreement, (i) each New Revolving Credit Lender is willing to participate in the Incremental Revolving Increase in the amount set forth opposite such New Revolving Credit Lender’s name on Exhibit A hereto under the caption “Amount of Participation in Incremental Revolving Increase”, (ii) each New Term Lender is willing to participate in the Incremental Term Increase in the amount set forth opposite such New Term Lender’s name on Exhibit A hereto under the caption “Amount of Participation in Incremental Term Increase” and (iii) the Existing Lender is willing to participate in the Incremental Term Increase in the amount set forth opposite the Existing Lender’s name on Exhibit A hereto under the caption “Amount of Participation in Incremental Term Increase”.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Joinder of New Lenders.

(a)         Each New Revolving Credit Lender hereby agrees that from and after the Increase Effective Date (defined below), it shall have a Revolving Credit Commitment in the amount set forth opposite its name on Exhibit B hereto under the caption “Revolving Credit Commitment”.  Each New Term Lender hereby agrees that from and after the Increase Effective Date, it shall have a Term Commitment in the amount set forth opposite its name on Exhibit B hereto under the caption “Term Commitment”.  The Loan Parties and each New Lender hereby acknowledge, agree and confirm that each New Lender shall from and after the Increase Effective Date be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents as if such New Lender had executed the Credit Agreement.

(b)         Each New Term Lender hereby agrees to make a Term Loan to the Borrower on the Increase Effective Date in an amount equal to the amount set forth opposite its name on Exhibit B hereto under the caption “Term Commitment” in accordance with the conditions and procedures set forth in Section 2.02 and 4.02 of the Credit Agreement.

(c)         Each New Lender (i) represents and warrants that it (x) meets the requirements to be an Eligible Assignee (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (y) has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or (b) of the Credit Agreement, as applicable, and such documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, and (z) has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; and (ii) agrees that it will (x) independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (y) perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.            Existing Lender.

(a)        The Existing Lender hereby agrees that on the Increase Effective Date, its Revolving Credit Commitment shall be decreased to the amount set forth opposite its name on Exhibit B hereto under the caption “Revolving Commitment” and its Term Commitment shall be increased to the amount set forth opposite its name on Exhibit B hereto under the caption “Term Commitment”.

(b)         The Existing Lender hereby agrees to make a Term Loan to the Borrower on the Increase Effective Date in the amount set forth opposite its name on Exhibit A hereto under the caption “Amount of Participation in Incremental Term Increase”, causing the aggregate amount of Term Loans made by it to equal its increased Term Commitment as set forth opposite its name on Exhibit B hereto, in accordance with the conditions and procedures set forth in Section 2.02 and 4.02 of the Credit Agreement.

3.           Commitments and Applicable Percentages; Reallocations and Settlements.

(a)        Commitments and Applicable Percentages.  Each of the Administrative Agent, each Loan Party, each New Lender and the Existing Lender hereby acknowledges and agrees that the Commitments and Applicable Percentages with respect to each Lender as set forth on Exhibit B hereto will be the Commitments and Applicable Percentages of such Lender on the Increase Effective Date immediately after giving effect to this Agreement.

(b)         Reallocations of Revolving Credit Loans and Letters of Credit.  If there are Revolving Credit Loans or Letters of Credit outstanding on the Increase Effective Date, the Administrative Agent shall take those steps which it deems necessary and appropriate (in its sole discretion) to result in each Lender holding its Applicable Percentage (after giving effect to this Agreement) of all outstanding Revolving Credit Loans and Letters of Credit, including effectuating the settlement contemplated by Section 3(c) of this Agreement.

(c)         Settlement Procedures.  If on the Increase Effective Date immediately after giving effect to this Agreement there are any Revolving Credit Loans or Letters of Credit outstanding, then (i) the participation interests of the Revolving Credit Lenders in any outstanding Letters of Credit shall be automatically reallocated among the Revolving Credit Lenders in accordance with their respective Applicable Percentages after giving effect to the Incremental Revolving Increase, (ii) each New Revolving Credit Lender, shall pay to the Administrative Agent such amounts as are necessary to fund its new Applicable Percentage of all existing Revolving Credit Loans, (iii) the Administrative Agent will use the proceeds thereof to pay to the Existing Lender (whose Applicable Percentage is decreasing) such amounts as are necessary so that each Revolving Credit Lender’s participation in existing Revolving Credit Loans will be equal to its adjusted Applicable Percentage and (iv) if the Increase Effective Date occurs on a date other than the last day of an Interest Period applicable to any outstanding Revolving Credit Loan that is a Term SOFR Loan, then the Borrower shall pay any amounts required pursuant to Section 3.05 on account of the payments made pursuant to clause (iii) of this clause (c).

4.            Amendments to Credit Agreement.  It is agreed that effective as of the Increase Effective Date the Credit Agreement shall be amended:

(a)          to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth on the pages of the Credit Agreement attached as Exhibit C hereto; and

(b)          by replacing Schedule 2.01A to the Credit Agreement with the Schedule 2.01A attached hereto as Exhibit B.

(c)          by replacing Schedule 10.02 to the Credit Agreement with the Schedule 10.02 attached hereto as Exhibit D.

5.            Titles for Lenders and their respective Affiliates.  On and after the Increase Effective Date:

(a)          BofA Securities, Inc. shall be a Joint Lead Arranger (left lead) and Joint Bookrunner in respect of the Facilities;

(b)          Bank of America shall be the sole Administrative Agent;

(c)          Capital One, National Association shall be a Joint Lead Arranger, Joint Bookrunner and Syndication Agent in respect of the Facilities.

(d)          KeyBanc Capital Markets, Inc. shall be a Joint Lead Arranger and Joint Bookrunner in respect of the Facilities;

(e)          KeyBank National Association shall be a Syndication Agent in respect of the Facilities;

(f)          Wells Fargo Securities, LLC shall be a Joint Lead Arranger and Joint Bookrunner in respect of the Facilities; and

(g)          Wells Fargo Bank, National Association shall be a Syndication Agent in respect of the Facilities.

6.            Conditions Precedent.  This Agreement shall be deemed effective as of the first date (such date being referred to herein as the “Increase Effective Date”) on which all of the following conditions precedent have been satisfied or waived in writing:

(a)          The Administrative Agent shall have received, in each case, in form and substance reasonably satisfactory to the Administrative Agent:

i.            counterparts of this Agreement, duly executed by each of the Loan Parties, each New Lender, the Existing Lender, the L/C Issuer and the Administrative Agent;

ii.           if requested by a New Lender, executed copies of a Revolving Credit Note and/or a Term Note, as applicable, in favor of such New Lender (which, to the extent delivered via e-mail (in a .pdf format), shall be followed promptly by originals);

iii.         a certificate of the Borrower dated as of the Increase Effective Date signed by a Responsible Officer of the Borrower (x) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to the Incremental Facilities, and (y) certifying that, before and after giving pro forma effect to the Incremental Facilities (including, all Credit Extensions to occur on the Increase Effective Date and the use of proceeds thereof), (1) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, (A) with respect to representations and warranties set forth in Sections 5.15(b) and 5.19 of the Credit Agreement and (B) representations and warranties qualified as to materiality or Material Adverse Effect, true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes hereof, the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, (2) no Default exists or would result therefrom and (3) Availability equals or exceeds zero ($0); and

iv.         a Compliance Certificate dated as of the Increase Effective Date demonstrating compliance with the financial covenants set forth in Section 7.11 of the Credit Agreement, determined on a pro forma basis immediately after giving effect to closing of the Incremental Facilities and the Credit Extensions to be made on the Increase Effective Date;

v.           a Borrowing Base Certificate dated as of the Increase Effective Date demonstrating that Availability equals or exceeds zero ($0), determined on a pro forma basis immediately after giving effect to closing of the Incremental Facilities and the Credit Extensions to be made on the Increase Effective Date, including reasonably detailed calculations of Availability, the Borrowing Base Value and the Borrowing Base Amount;

vi.         favorable opinions of ((x) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Loan Parties, and (y) Seyfarth Shaw LLP, counsel to the Parent, in each case, addressed to the Administrative Agent, the L/C issuer and each Lender, as to such customary matters concerning the Incremental Facilities as the Administrative Agent may reasonably request.

(b)          all fees required to be paid by the Borrower in order for this Agreement to become effective shall have been paid.

(c)         (i) upon the reasonable request of any Lender made at least ten (10) days prior to the Increase Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five (5) days prior to the Increase Effective Date and (ii) at least ten (10) days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(d)         the conditions to the making of an extension of credit set forth in Section 4.02 of the Credit Agreement shall be satisfied or waived.

7.          Ratifications.  The amendments to the Credit Agreement made pursuant to this Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

8.           Reaffirmation of Obligations.  The Borrower and each of the other Loan Parties, acknowledges and consents to all of the terms and conditions of this Agreement and the transactions contemplated by this Agreement and agrees and affirms that all of its obligations under the Loan Documents, including in the case of each Guarantor, its guarantee of the Obligations, continues to be in full force and effect and is hereby ratified and confirmed in all respects and that such obligations shall continue to be in full force and effect and are hereby confirmed and ratified in all respects, in each case, as modified hereby.

9.            Loan Document.  The parties hereto agree that this Agreement is a Loan Document.  Without limiting the foregoing, the provisions of Sections 10.04, 10.14(b), 10.14(c), 10.14(d), 10.15 and10.17 of the Credit Agreement are hereby incorporated into this Agreement as if set forth herein in full.

10.         Governing Law.  THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Signature Pages Immediately Follow]

6

IN WITNESS WHEREOF, the Borrower, the Guarantors, each New Lender, the Existing Lender, the Administrative Agent and the L/C Issuer have caused this Agreement to be executed by their officers thereunto duly authorized as of the date hereof.

FNLR OP LP, a Delaware limited partnership

By:	FNLR GP LLC, a Delaware limited liability company, its general partner

By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss
Title: Chief Financial Officer

FORTRESS NET LEASE REIT

By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss
Title: Chief Financial Officer

FNLR PFG HOLDINGS LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

SP HERN AVE ST. LOUIS MO, LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

Exhibit B to FNLR - First Amendment to Credit Agreement and New Lender Joinder Agreement

FNLR HOLDINGS LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR COMPOUNDS MATTER LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR UNDER PRESSURE LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR NON-FRICTION LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR CIBM LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR CHIPS ON THE TABLE LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR 1SEA LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR IBKY LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR 1BAL LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR 1NWB LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR FFSC LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR FUJI LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR GOOD VIBRATIONS LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR REX BANNER LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR STEEL ROLLING LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR URSA MINOR LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

FNLR MSCU LLC

By:	/s/ William Turner
Name: William Turner
Title: Authorized Signatory

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Christopher Wilson
Name: Christopher Wilson
Title: Senior Vice President

BANK OF AMERICA, N.A., as the Existing Lender and L/C Issuer

By:	/s/ Christopher Wilson
Name: Christopher Wilson
Title: Senior Vice President

CAPITAL ONE, NATIONAL ASSOCIATION, as a New Lender

By:	/s/ Mabel Bernstein
Name: Mabel Bernstein
Title: Authorized Signatory

KEYBANK NATIONAL ASSOCIATION, as a New Lender

By:	/s/ Thomas Z. Schmitt
Name: Thomas Z. Schmitt
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a New Lender

By:	/s/ Matthew Kuhn
Name: Matthew Kuhn
Title: Managing Director

GOLDMAN SACHS BANK USA, as a New Lender

By:	/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

EXHIBIT C
FIRST AMENDMENT TO CREDIT AGREEMENT
AND NEW LENDER JOINDER AGREEMENT

CHANGED PAGES TO CREDIT AGREEMENT

[see attached]

Exhibit C to FNLR - First Amendment to Credit Agreement and New Lender Joinder Agreement

EXECUTION COPY
CONFORMED THROUGH FIRST AMENDMENT

Deal CUSIP Number: 30339DAA8
Term Facility CUSIP Number: 30339DAB6
Revolver Facility CUSIP Number: 30339DAC4

CREDIT AGREEMENT

Dated as of August 13, 2024

among

FNLR OP LP,

as the Borrower,

FORTRESS NET LEASE REIT

and

CERTAIN SUBSIDIARIES OF ~~FNLR OP LP~~FORTRESS NET LEASE REIT
FROM TIME TO TIME PARTY HERETO,

as Guarantors

BANK OF AMERICA, N.A.,
as Administrative Agent
and
an L/C Issuer,

The Other L/C Issuers Party Hereto,

and

The Other Lenders Party Hereto

CAPITAL ONE, NATIONAL ASSOCIATION,
KEYBANK NATIONAL ASSOCIATION,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

BofA SECURITIES, INC.,
~~as Sole Lead Arranger and Sole Bookrunner~~CAPITAL ONE, NATIONAL ASSOCIATION,
KEYBANC CAPITAL MARKETS, INC.,
and
WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Section	Page

Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~44~~45
1.03	Accounting Terms.	~~45~~46
1.04	Rounding	~~45~~46
1.05	Times of Day	~~45~~46
1.06	Letter of Credit Amounts	~~46~~47
1.07	Interest Rates	~~46~~47

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS		~~46~~47

2.01	The Loans	~~46~~47
2.02	Borrowings, Conversions and Continuations of Loans.	~~47~~48
2.03	Letters of Credit.	~~48~~49
2.04	[Reserved].	~~57~~58
2.05	Prepayments.	~~57~~58
2.06	Termination or Reduction of Commitments	~~58~~59
2.07	Repayment of Loans.	~~59~~60
2.08	Interest.	~~59~~60
2.09	Fees	~~60~~61
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.	~~60~~61
2.11	Evidence of Debt.	~~61~~62
2.12	Payments Generally; Administrative Agent’s Clawback.	~~61~~62
2.13	Sharing of Payments by Lenders	~~63~~64
2.14	Extension of Maturity Date.	~~64~~65
2.15	Increase in Facilities.	~~65~~66
2.16	Cash Collateral.	~~69~~70
2.17	Defaulting Lenders.	~~69~~71
2.18	Inclusions, Exclusions and Removals of Borrowing Base Properties; Releases of Collateral and Guarantors.	~~72~~73
2.19	Appraisals; Additional Appraisals; Reappraisal Rights.	~~75~~76

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY		~~76~~77

3.01	Taxes.	~~76~~77
3.02	Illegality.	~~80~~81
3.03	Inability to Determine Rates.	~~80~~81
3.04	Increased Costs.	~~82~~83
3.05	Compensation for Losses	~~83~~84
3.06	Mitigation Obligations; Replacement of Lenders.	~~84~~85
3.07	Survival	~~84~~85

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~84~~85

4.01	Conditions of Initial Credit Extension	~~84~~85
4.02	Conditions to all Credit Extensions	~~87~~88

i

ARTICLE V. REPRESENTATIONS AND WARRANTIES		~~88~~89

5.01	Existence, Qualification and Power	~~88~~89
5.02	Authorization; No Contravention	~~88~~89
5.03	Governmental Authorization; Other Consents	~~88~~89
5.04	Binding Effect	~~88~~90
5.05	Financial Statements; No Material Adverse Effect.	~~88~~90
5.06	Litigation	~~89~~90
5.07	No Default	~~89~~90
5.08	Ownership of Property; Liens	~~89~~90
5.09	Environmental Compliance	~~89~~91
5.10	Insurance	~~90~~91
5.11	Taxes	~~90~~91
5.12	ERISA Compliance.	~~90~~91
5.13	Subsidiaries; Equity Interests	~~91~~92
5.14	Margin Regulations; Investment Company Act.	~~91~~92
5.15	Disclosure.	~~91~~92
5.16	Compliance with Laws	~~91~~93
5.17	Taxpayer Identification Number	~~92~~93
5.18	Solvency	~~92~~93
5.19	OFAC	~~92~~93
5.20	Anti-Corruption Laws; Anti-Money Laundering Laws	~~92~~93
5.21	Affected Financial Institutions	~~92~~93
5.22	Covered Entities	~~92~~93
5.23	Collateral Documents	~~92~~93
5.24	Borrowing Base Properties; Subsidiary Guarantors	~~92~~93
5.25	REIT Status	~~92~~94
5.26	Representations as to Foreign Obligors	~~93~~94

ARTICLE VI. AFFIRMATIVE COVENANTS		~~93~~94

6.01	Financial Statements	~~93~~95
6.02	Certificates; Other Information	~~94~~95
6.03	Notices	~~96~~97
6.04	Payment of Obligations	~~97~~98
6.05	Preservation of Existence, Etc	~~97~~98
6.06	Maintenance of Properties	~~97~~98
6.07	Maintenance of Insurance	~~97~~98
6.08	Compliance with Laws	~~97~~98
6.09	Books and Records	~~97~~99
6.10	Inspection Rights	~~97~~99
6.11	Use of Proceeds	~~98~~99
6.12	Additional Guarantors	~~98~~99
6.13	Anti-Corruption Laws; Sanctions; Anti-Money Laundering Laws	~~99~~100
6.14	Compliance with Environmental Laws	~~99~~100
6.15	Approvals and Authorizations	~~99~~100
6.16	Information Regarding Collateral	~~99~~100
6.17	Further Assurances	~~100~~101
6.18	Minimum Aggregate Leasing Requirement; Minimum Borrowing Base Property Requirement	~~100~~101

ARTICLE VII. NEGATIVE COVENANTS		~~100~~101

7.01	Liens	~~100~~101
7.02	Investments	~~100~~102

7.03	Indebtedness	~~101~~102
7.04	Fundamental Changes	~~101~~102
7.05	Dispositions	~~101~~103
7.06	Restricted Payments	~~102~~103
7.07	Change in Nature of Business	~~103~~104
7.08	Transactions with Affiliates	~~103~~104
7.09	Burdensome Agreements	~~103~~104
7.10	Use of Proceeds	~~103~~104
7.11	Financial Covenants.	~~103~~105
7.12	Amendments of Organization Documents	~~104~~105
7.13	Accounting Changes; Fiscal Year	~~104~~106
7.14	Compliance with Environmental Laws	~~104~~106
7.15	Sanctions	~~104~~106
7.16	Anti-Corruption Laws; Anti-Money Laundering	~~105~~106

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		~~105~~106

8.01	Events of Default	~~105~~106
8.02	Remedies Upon Event of Default	~~107~~108
8.03	`Application of Funds	~~107~~109

ARTICLE IX. ADMINISTRATIVE AGENT		~~108~~110

9.01	Appointment and Authority	~~108~~110
9.02	Rights as a Lender	~~109~~110
9.03	Exculpatory Provisions	~~109~~111
9.04	Reliance by Administrative Agent	~~110~~112
9.05	Delegation of Duties	~~110~~112
9.06	Resignation of Administrative Agent.	~~110~~112
9.07	Non-Reliance on the Administrative Agent, the ~~Arranger~~Arrangers and the Other Lenders	~~112~~114
9.08	No Other Duties, Etc	~~112~~114
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	~~112~~114
9.10	Collateral and Guaranty Matters	~~114~~116
9.11	Certain ERISA Matters.	~~114~~116
9.12	Recovery of Erroneous Payments	~~115~~117
9.13	Secured Hedge Agreements	~~116~~117

ARTICLE X. MISCELLANEOUS		~~116~~118

10.01	Amendments, Etc	~~116~~118
10.02	Notices; Effectiveness; Electronic Communication.	~~118~~120
10.03	No Waiver; Cumulative Remedies; Enforcement	~~120~~122
10.04	Expenses; Indemnity; Damage Waiver.	~~121~~122
10.05	Payments Set Aside	~~122~~124
10.06	Successors and Assigns.	~~123~~125
10.07	Treatment of Certain Information; Confidentiality	~~128~~130
10.08	Right of Setoff	~~129~~131
10.09	Interest Rate Limitation	~~130~~132
10.10	Integration; Effectiveness	~~130~~132
10.11	Survival of Representations and Warranties	~~130~~132
10.12	Severability	~~130~~132

10.13	Replacement of Lenders	~~131~~132
10.14	Governing Law; Jurisdiction; Etc.	~~132~~133
10.15	Waiver of Jury Trial	~~133~~135
10.16	No Advisory or Fiduciary Responsibility	~~133~~135
10.17	Electronic Execution; Electronic Records; Counterparts	~~133~~135
10.18	USA PATRIOT Act	~~135~~136
10.19	Authorized Persons and Authorized Signers	~~135~~137
10.20	ENTIRE AGREEMENT	~~135~~137
10.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~135~~137
10.22	Acknowledgement Regarding Any Supported QFCs	~~136~~137

ARTICLE XI. CONTINUING GUARANTY		~~136~~138

11.01	Guaranty	~~136~~138
11.02	Rights of Lenders	~~137~~139
11.03	Certain Waivers	~~138~~139
11.04	Obligations Independent	~~138~~140
11.05	Subrogation	~~138~~140
11.06	Termination; Reinstatement	~~138~~140
11.07	Subordination	~~139~~140
11.08	Stay of Acceleration	~~139~~141
11.09	Condition of the Borrower	~~139~~141
11.10	Limitations on Enforcement	~~139~~141
11.11	Contribution	~~139~~141
11.12	Keepwell	~~140~~142

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of August 13, 2024, among FNLR OP LP, a Delaware limited partnership (the “Borrower”), FORTRESS NET LEASE REIT, a Maryland statutory trust (the “Parent”), and certain subsidiaries of the ~~Borrower~~Parent from time to time party hereto, as Guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer, and the other L/C Issuers from time to time party hereto.

The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.   DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Appraisal” means, as of any date, an “as-is” appraisal of the market value of a Property ((i) on an individual, as opposed to portfolio value, basis, and (ii) on a “leased fee” basis, as opposed to a “vacant possession” basis) that is (a) reasonably satisfactory in form to the Administrative Agent and prepared on a basis that reflects the then current standard for appraisals of commercial mortgage properties in the jurisdiction where such Property is located (e.g., USPAP and FIRREA for Properties located in a state within the United States or in the District of Columbia, CUSAPAP for Properties located in Canada and Appraisal and Valuation Standards published by the Royal Institution of Chartered Surveyors for Properties located in the United Kingdom (in each case as of the date hereof), (b) prepared by an MAI appraiser (or, with respect to Properties not located within the United States or in the District of Columbia, an appraiser with comparable qualifications) that is not an affiliate of any Loan Party and (i) is engaged by the Borrower, (ii) regularly provides appraisals of commercial mortgage properties in the jurisdiction where such Property is located and (iii) is reasonably satisfactory to the Administrative Agent.

“Acceptable Valuation” means, as of any date with respect to any Property, a valuation of such Property prepared by a third party that is not an affiliate of any Consolidated Group Member substantially in accordance with the Valuation Policy.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means, at any time, the Commitments of all the Lenders. “Aggregate Deficit Amount” has the meaning specified in Section 11.11. “Aggregate Excess Amount” has the meaning specified in Section 11.11.

“Aggregate Facility Amount” means, at any time, the sum of (a) the Revolving Credit Facility then in effect plus (b) the Term Facility then in effect plus (c) with respect to any Incremental Term Facility then in effect, the aggregate amount of the loans of all Lenders participating in such Incremental Term Facility at such time. On the ~~Closing~~First Amendment Effective Date, the Aggregate Facility Amount is $~~125,000,000~~450,000,000.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable Fee Rate” means, with respect to any day, the per annum fee rate set forth opposite the Revolver Usage for such day in the following pricing grid:

Revolver Usage	Applicable Fee Rate
< 50%	0.25%
≥ 50%	0.15%

For purposes hereof, “Revolver Usage” means, with respect to any day, the ratio (expressed as a percentage) of (a) the sum of (i) the Outstanding Amount of Revolving Loans on such day and (ii) the Outstanding Amount of L/C Obligations on such day to (b) the Aggregate Revolving Commitments in effect on such day.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Commitment at such time, subject to adjustment as provided in Section 2.17, and (ii) thereafter, the principal amount of such Term Lender’s Term Loans at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such

2

“~~Arranger~~Arrangers” means BofA Securities, Inc., ~~in its capacity as sole lead arranger and sole bookrunner~~Capital One, National Association, KeyBanc Capital Markets, Inc., and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capital Lease.

“Authorized Person” means any representative of the Borrower duly designated by the Borrower in accordance with the Borrower’s Instruction Certificate, authorized to bind the Borrower in providing draw requests and requesting disbursements of Loan proceeds.

“Authorized Signer” means any representative of the Borrower duly designated by the Borrower in accordance with the Borrower’s Instruction Certificate, authorized to bind the Borrower and to act for the Borrower for all purposes in connection with the Loan, including providing draw requests and requesting disbursements of Loan proceeds, obtaining information pertaining to the Loan, requesting any action under the Loan Documents, providing any certificates, and appointing and changing any Authorized Persons.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).

“Availability” at any time means:

(a)          the least of (i) the Aggregate Facility Amount in effect at such time, (ii) sixty percent (60%) of the Borrowing Base Value at such time and (iii) the Borrowing Base Amount at such time, minus

(b)          the then aggregate amount of Indebtedness outstanding under the Facilities. “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,

4

Documents for the then most recently ended period of four full fiscal quarters, being not less than 1.50 to 1.00, assuming that all such Indebtedness accrues interest at an interest rate equal to the interest rate (including, for the avoidance of doubt, the relevant Applicable Margin) applicable to Daily SOFR Loans on such date.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B. “Borrowing Base NOI” means, as of any date of determination, the aggregate Net Operating Income for all Borrowing Base Properties for the then most recently ended period of four full fiscal quarters; provided that, for purposes of determining Borrowing Base NOI for any such period of four full fiscal quarters:

(a)          if as of the last day of the relevant period any Borrowing Base Property has been an Owned Property or a Property that is the subject of an Eligible Ground Lease for less than one full fiscal quarter, the portion of Borrowing Base NOI attributable to such Borrowing Base Property shall be the Net Operating Income of such Borrowing Base Property for such fiscal quarter determined on a pro forma basis (based on the number of days during such fiscal quarter that such Property has been an Owned Property or a Property that is the subject of an Eligible Ground Lease) multiplied by 4;

(b)          if as of the last day of the relevant period such Borrowing Base Property has been an Owned Property or a Property that is the subject of an Eligible Ground Lease for at least one full fiscal quarter but less than two full fiscal quarters, the portion of Borrowing Base NOI attributable to such Borrowing Base Property shall be the Net Operating Income of such Borrowing Base Property for the most recently ended full fiscal quarter multiplied by 4;

(c)          if as of the last day of the relevant period such Borrowing Base Property has been an Owned Property or a Property that is the subject of an Eligible Ground Lease for at least two full fiscal quarters but less than three full fiscal quarters, the portion of Borrowing Base NOI attributable to such Borrowing Base Property shall be the Net Operating Income of such Borrowing Base Property for the most recently ended two full fiscal quarters multiplied by 2; and

(d)          if as of the last day of the relevant period such Borrowing Base Property has been an Owned Property or a Property that is the subject of an Eligible Ground Lease for at least three full fiscal quarters but less than four full fiscal quarters, the portion of Borrowing Base NOI attributable to such Borrowing Base Property shall be the Net Operating Income of such Borrowing Base Property for the most recently ended three full fiscal quarters multiplied by 4/3~~.~~;

provided that, with respect to Properties that are owned by or ground leased to a Controlled Joint Venture or a Controlled Joint Venture Subsidiary, only the Consolidated Group Pro Rata Share of the foregoing shall be included in the calculation of Borrowing Base NOI.

“Borrowing Base Properties” means, as of any date, all Eligible Properties properly included in the calculation of the Borrowing Base Amount on such date.

“Borrowing Base Value” means, as of any date of determination, an amount equal to the sum (without duplication) of the following:

(a)          with respect to any Borrowing Base Property that on such date of determination is a Newly Acquired Property, an amount equal to the acquisition price for such Borrowing Base

(vi)          not more than ten percent (10%) of Borrowing Base Value at any time may be in respect of Borrowing Base Properties the Direct Owners of which are Controlled Joint Ventures or Controlled Joint Venture Subsidiaries, with any excess over such limit being excluded from calculations of Borrowing Base Value;

(vii)          not more than fifteen percent (15%) of Borrowing Base Value at any time may be in respect of Borrowing Base Properties that have Commercial Net Leases with tenants that are retail branches of banks, credit unions or other financial institutions where financial products and services are offered to the public, with any excess over such limit being excluded from calculations of Borrowing Base Value; and (viii)on and after the Collateral Release Date, not more than forty five percent (45%) of Borrowing Base Value at any time may be in respect of Borrowing Base Properties of the types set forth in clauses (i), (iii), (v), (vi) and (vii) above.

For the avoidance of doubt, the Borrowing Base Value of any Borrowing Base Property that is not, or at any time ceases to be, an Eligible Property, is zero ($0).

“BTS Property” means an Owned Property (other than a Development Property) (a) that is being “built-to-suit” pursuant to specifications of a particular tenant (the “BTS Tenant”) that has agreed to lease such Property from a Consolidated Group Member upon completion pursuant to a Commercial Net Lease, (b) on which construction, redevelopment or material rehabilitation of material improvements has commenced and is continuing to be performed and (c) that is classified as “built-to-suit property” (or similar reference) on the Parent’s consolidated balance sheet; for the avoidance of doubt, any such Property shall remain as a BTS Property until the date on which the Commercial Net Lease(s) with respect to 80% or more of the Property (based on net leasable area) become(s) effective.

“BTS Tenant” has the meaning assigned to it in the definition of “BTS Property.”

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Capital Lease” means each lease that has been or is required to be, in accordance with GAAP, classified and accounted for as a capital lease or financing lease.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c)

commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CFC” means a direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Competitor” shall mean (i) any Person engaged primarily in the business of net leasing owned or leased commercial real properties to third parties or (ii) any affiliate of the foregoing which is reasonably identifiable as an affiliate solely based upon the name of such affiliate; provided, that neither the Administrative Agent nor any Lender shall have any liability hereunder or otherwise in the event of an assignment pursuant to clause (ii) above to any Person not then actually known by the Administrative Agent or such Lender to be a “Competitor”.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, Daily Simple SOFR or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Daily Simple SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for ~~the Consolidated Group and for~~ any period, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating Consolidated Net Income: (i) Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by Consolidated Group Members for such period, (iii) depreciation and amortization expense incurred during such period, (iv) all non-cash items decreasing Consolidated Net Income for such period, (v) non-recurring and extraordinary expenses incurred other than in the ordinary course of business and non-recurring and extraordinary expenses of Consolidated Group Members reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, ~~and~~ (vi) management fees (provided that any addback of management fee expenses pursuant to this clause (vi) will only be permitted if the Borrower and the Persons entitled to receive such management fees have executed a subordination agreement on terms reasonably acceptable to the Administrative Agent (and such subordination agreement is in effect at the time of such addback) and the management fees associated with such addback are not paid in contravention of the terms thereof (it being acknowledged and agreed that a subordination agreement is not required to be executed or in effect unless the Borrower desires to add back management fee expenses as provided in this clause (vi)), and (vii) the Consolidated Group Pro Rata Share of the foregoing items and components attributable to the Consolidated Group’s ownership interests in Unconsolidated Affiliates; provided that, for purposes of calculating Consolidated EBITDA, with respect to any Non-Wholly Owned Consolidated Subsidiary, only the Consolidated Group Pro Rata Share of the foregoing items and components attributable to the Consolidated Group’s interests in such Non-Wholly Owned Consolidated Subsidiary shall be included in such calculation, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax credits of Consolidated Group Members for such period, (ii) non-recurring or extraordinary gains realized other than in the ordinary course of business, ~~and~~ (iii) all non-cash items increasing Consolidated Net Income for such period and (iv) the Consolidated Group Pro Rata Share of the foregoing items and components attributable to the Consolidated Group’s ownership interests in Unconsolidated Affiliates; provided that, for purposes of calculating Consolidated EBITDA, with respect to any Non-Wholly Owned Consolidated Subsidiary, only the Consolidated Group Pro Rata Share of the foregoing items and components attributable to the Consolidated Group’s interests in such Non-Wholly Owned Consolidated Subsidiary shall be included in such calculation. For the avoidance of doubt, Consolidated EBITDA shall not include gains and losses from asset sales.

For purposes of this definition of Consolidated EBITDA, nonrecurring items shall be deemed to include, but not be limited to, (1) gains and losses on early extinguishment of Indebtedness, (2) severance and other restructuring charges, (3) transaction costs of acquisitions, dispositions, capital markets offerings, debt financings and amendments thereto not permitted to be capitalized pursuant to GAAP (including, without limitation, any portion of the purchase price payable with respect to an acquisition that is not permitted to be capitalized pursuant to GAAP), (4) impairment losses, and (5) equity based, non-cash compensation.

“Consolidated Group” means, collectively, the Parent and all Consolidated Subsidiaries of the Parent.

“Consolidated Group Member” means a member of the Consolidated Group.

“Consolidated Group Pro Rata Share” means, with respect to any Unconsolidated Affiliate of a Consolidated Group Member or any Consolidated Subsidiary of the Parent that is not a Wholly Owned Subsidiary, such Consolidated Group Member’s or the Parent’s relative direct and indirect economic interest (calculated as a percentage) in such Unconsolidated Affiliate or ~~non-Wholly~~Non-Wholly Owned Consolidated Subsidiary, as applicable, determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Unconsolidated Affiliate or ~~non-Wholly~~Non-Wholly Owned Subsidiary.

“Consolidated Net Income” means, for any period, ~~for the Consolidated Group~~,(a) the net income (or loss) of the Parent and its Consolidated Subsidiaries on a consolidated basis for such period (excluding extraordinary gains and extraordinary losses for that period). plus (b) the Consolidated Group Pro Rata Share of the net income (or loss) attributable to the Consolidated Group’s ownership interests in Unconsolidated Affiliates; provided that, for purposes of calculating Consolidated Net Income, with respect to any Non-Wholly Owned Consolidated Subsidiary, only the Consolidated Group Pro Rata Share of the net income (or loss) attributable to the Consolidated Group’s interests in such Non-Wholly Owned Consolidated Subsidiary shall be included in such calculation.

“Consolidated Subsidiary” means, as to any Person, a Subsidiary of such Person that is consolidated with such Person for financial reporting purposes under GAAP.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Parent and its Consolidated Subsidiaries on a consolidated basis, Shareholders’ Equity of the Parent and its conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Development Property” means a Property (other than a BTS Property) (a) the primary purpose of which is to be leased in the ordinary course of business pursuant to a Commercial Net Lease or to be sold upon completion, (b) as to which the construction, redevelopment or material rehabilitation of material improvements has commenced and is continuing to be performed and (c) that is classified as “development in progress” (or similar reference) on the Parent’s consolidated balance sheet or as a redevelopment project (or similar reference) in any publicly filed financial and operating reporting supplement of the Parent, with any such Property remaining as a Development Property until the earlier of (i) the date on which the related Commercial Net Lease(s) with respect to 80% or more of the Property (based on net leasable area) become(s) effective and (ii) the first anniversary of the substantial completion of construction of such Property and material improvements as evidenced by a temporary or permanent certificate of occupancy; for the avoidance of doubt, on the date of the earlier of the occurrence of clause

(i) or clause (ii) such Property will cease to be a Development Property. “Diligence Package” has the meaning specified in Section 2.18.

“Direct Owner” means, as to any Property, any Person that owns a fee simple interest in such Property, owns all of the condominium interest comprising such Property, or is the lessee of such Property pursuant to a ground lease.

“Disqualified Institution” means, on any date, (a) any Person that is specifically identified by name on a written list that has been delivered to the Administrative Agent on or before the Closing Date~~, which list may be updated from time to time after the Closing Date upon the Borrower delivering an updated list to the Administrative Agent; provided, however, that no such update shall apply retroactively~~ to any Person that already acquired and continues to hold (or has and remains committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest in the Facilities or credit extensions thereunder; provided, further, however, that any such Person that holds (or has and remains committed to acquire, without giving retroactive effect to any such interest) any ~~assignment or participation interest shall not be permitted to acquire an additional assignment, participation or other interest in Facilities~~ and (b) any other Person that is a Competitor of the Borrower or any of its Subsidiaries. “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time. The list of Disqualified Institutions may be posted on the Platform and shall be made available to a Lender upon reasonable request to the Administrative Agent in connection with a proposed assignment under Section 10.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any state of the United States or the District of Columbia, other than a CFC. Unless otherwise specified, all references herein to a “Domestic Subsidiary” or to “Domestic Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“DQ List” has the meaning specified in Section 10.06(g)(iv).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning specified in Section 10.17.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii)~~,~~ and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)). For the avoidance of doubt, any Disqualified Institution or Competitor is subject to Section 10.06(g).

“Eligible Ground Lease” means a ground lease with respect to a Property that at all times satisfies each of the following criteria: (i) the Property that is the subject of such ground lease is located in a state within the United States or the District of Columbia; (ii) no default has occurred and is continuing and no terminating event has occurred under such ground lease by the Borrower or any Guarantor thereunder, no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event under such ground lease and to the knowledge of the Consolidated Group Members, there is no default or terminating event under such ground lease by the lessor thereunder, in each case,

“Fee Letter” means any letter agreement entered into among the Borrower and an Arranger with respect to arranger fees payable to such Arranger in connection with the arrangement of commitments under this Agreement, including the letter agreement, dated July 31, 2024, among the Borrower, the Administrative Agent and ~~the Arranger~~BofA Securities, Inc., as sole lead arranger and sole bookrunner, as amended and restated as of August 13, 2024.

“First Amendment Effective Date” mean October 18, 2024.

“Fixed Charge Coverage Ratio” means, as of any date of determination, for the period of four fiscal quarters ended on such date (if such date is the last day of a fiscal quarter) or for the then most recently ended period of four full fiscal quarters (if such date is not the last day of a fiscal quarter), the ratio of Consolidated EBITDA to Fixed Charges; provided that in the case of (i) the last day of the fiscal quarter ended June 30, 2024, Consolidated EBITDA and Fixed Charges shall be calculated for the fiscal quarter ending on such date multiplied by 4, (ii) the last day of the fiscal quarter ending September 30, 2024, Consolidated EBITDA and Fixed Charges shall be calculated for the two (2) consecutive fiscal quarter period ending on such date multiplied by 2, and (iii) the last day of the fiscal quarter ending December 31, 2024, Consolidated EBITDA and Fixed Charges shall be for the three (3) consecutive fiscal quarter period ending on such date multiplied by 4/3.

“Fixed Charges” means, for the Consolidated Group and for any period, without duplication, the sum of (a) Interest Expense for such period, plus (b) all regularly scheduled principal payments made or required to be made with respect to Indebtedness of the Consolidated Group Members during such period, other than any balloon or bullet payments necessary to repay maturing Indebtedness in full, plus

(c) Restricted Payments made with respect to preferred Equity Interests of any Consolidated Group Member that are paid in cash during such period to a Person that is not the Parent or a Wholly Owned Subsidiary thereof, in each case for such period~~.~~, plus (d) the Consolidated Group Pro Rata Share of the foregoing items attributable to the Consolidated Group’s ownership interests in Unconsolidated Affiliates; provided that, for purposes of calculating Fixed Charges, with respect to any Non-Wholly Owned Consolidated Subsidiary, only the Consolidated Group Pro Rata Share of the foregoing items and components attributable to the Consolidated Group’s interests in such Non-Wholly Owned Consolidated Subsidiary shall be included in such calculation.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C

Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

For all purposes hereof, (i) Indebtedness shall include the Consolidated Group Pro Rata Share of the foregoing items and components attributable to Indebtedness of Unconsolidated Affiliates and (ii) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and

(b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning specified in Section 10.04(b).

“Indirect Owner” means as to any Direct Owner, each Subsidiary of the Borrower that owns a direct or indirect Equity Interest in such Direct Owner.

“Information” has the meaning specified in Section 10.07.

“Initial Borrowing Base Properties” has the meaning specified in Section 2.18(a).

“Initial Financial Statements” means the unaudited financial statements of the Parent referred to in Section 5.05(b) and delivered on or prior to the Closing Date pursuant to Section 4.01(a)(ix).

“Initial Maturity Date” has the meaning specified in the definition of Maturity Date.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Expense” means as of any date, for the period of four fiscal quarters ended on such date (if such date is the last day of a fiscal quarter) or for the then most recently ended period of four full fiscal quarters (if such date is not the last day of a fiscal quarter), without duplication, total interest expense of the Consolidated Group for such period determined in accordance with GAAP (including the Consolidated Group Pro Rata Share of total interest expense attributable to the Consolidated Group’s ownership interests in Unconsolidated Affiliates and, for the avoidance of doubt, capitalized interest); provided that for purposes of calculating Interest Expense, with respect to any Non-Wholly Owned Consolidated Subsidiary, only the Consolidated Group Pro Rata Share of the total interest expense of such Non-Wholly Owned Consolidated Subsidiary for such period shall be included in ~~Interest Expense~~such calculation.

“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date for the Facility under which such Loan was made; and (b) as to any Base Rate Loan or Daily SOFR Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date write-down or reserve established by any Consolidated Group Member in respect of the related Commercial Net Lease in accordance with GAAP or (iv) in the case of an Eligible Ground Leased Property, the lessor under the related ground lease is a debtor in a proceeding under any Debtor Relief Law; and

(b) as to any Eligible Other Asset, (i) any event that reasonably could be expected to have a material adverse effect with respect to the use, operations, marketability of such Eligible Other Asset (after giving effect to the proceeds of any insurance or condemnation award received, or reasonably expected to be received, in connection therewith, as well as whether any existing Commercial Net Lease (if any) will, by its terms, remain in full force and effect, notwithstanding any such event), received, or reasonably expected to be received, in connection therewith) and (ii) any material write-down or reserve established by any Consolidated Group Member in respect of the related Commercial Net Lease in accordance with GAAP.

“Maturity Date” (a) with respect to the Revolving Credit Facility, the later of (i) ~~August 13~~October 17, ~~2027~~2025 (the “Initial Maturity Date”) and (ii) if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section 2.14, and (b) with respect to the Term Facility, the later of (i) the Initial Maturity Date and (ii) if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section 2.14; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Minimum Aggregate Leasing Requirement” means, at any time, that not less than eighty percent (80%) of the aggregate amount of square footage for all Borrowing Base Properties (based on net leasable area) is subject to Commercial Net Leases at such time.

“Minimum Borrowing Base Property Requirement” means, at any time, that there are at least five

(5) Borrowing Base Properties at such time.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Operating Income” means, for any period, with respect to any Borrowing Base Property, an amount equal to (a) income derived by the Direct Owner thereof from the operation of such Borrowing Base Property as determined in accordance with GAAP, minus (b) the amount of all expenses (as determined in accordance with GAAP) incurred in connection with, and directly attributable to, the ownership and operation by the Direct Owner of such Borrowing Base Property for such period, and amounts accrued by any Consolidated Group Member for the payment of real estate taxes and insurance premiums, but excluding (1) any general and administrative expenses, and acquisition costs, related to the operation of the Parent and its Consolidated Subsidiaries, (2) any interest expense or other debt service charges and (3) any non-cash charges such as depreciation or amortization of financing costs).

“New Lender Joinder Agreement” has the meaning specified in Section 2.15(c).

“Newly Acquired Property” means, as of any date, a Property (other than an unimproved land holding, a BTS Property, or a Development Property) that has been owned in fee simple or as a condominium interest, or a Property that has been ground leased pursuant to an Eligible Ground Lease, in each case by a Consolidated Group Member for a period of less than twelve consecutive months as of such date (the last day of such twelve month period referred to as the “Property Transition Date”); provided, that prior to the applicable Property Transition Date the Borrower may by written notice to the Administrative Agent designate any Newly Acquired Property as an Eligible Owned Property or Eligible Ground Leased Property, as applicable, subject to, and only so long as, such Property satisfies all of the applicable criteria required under this Agreement to be included as a new Borrowing Base Property.

“Nominated Property” has the meaning specified in Section 2.18(a).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).

“Non-Recourse Indebtedness” means, with respect to any Person, (a) any Indebtedness of such Person in which the holder of such Indebtedness may not look to such Person for repayment, other than to the extent of any security therefor or pursuant to Customary Non-Recourse Carveouts, (b) if such Person is a single asset entity, any Indebtedness of such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a single asset holding company, any Indebtedness of such single asset holding company resulting from a guarantee of, or lien securing, Indebtedness of a single asset entity that is a subsidiary of such single asset holding company, so long as, in each case, either (i) the holder of such Indebtedness has no recourse to such single asset holding company for repayment, other than to the Equity Interests held by such single asset holding company in such single asset entity or pursuant to Customary Non-Recourse Carveouts or (ii) such single asset holding company has no assets other than Equity Interests in such single asset entity and cash or cash equivalents and other assets of nominal value incidental to the ownership of such single asset entity.

“Non-Wholly Owned Consolidated Subsidiary” means a Consolidated Subsidiary of the Parent that is not a Wholly Owned Subsidiary of the Parent.

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Notice of Additional L/C Issuer” means a certificate substantially in the form of Exhibit M or any other form approved by the Administrative Agent.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit F or such other form as may be approved by the Administrative participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A under the caption “Revolving Credit Commitment” or opposite such caption or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. On the ~~Closing~~First Amendment Effective Date, the Revolving Credit Facility is $~~120,000,000~~350,000,000.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit C-1.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Indebtedness” means, as to any Person, Indebtedness of such Person that is secured by a lien (other than with respect to the Facilities).

“Secured Leverage Ratio” means, as of any date of determination, for the period of four fiscal quarters ended on such date (if such date is the last day of a fiscal quarter) or for the then most recently ended period of four full fiscal quarters (if such date is not the last day of a fiscal quarter), the ratio (expressed as a percentage) of Total Secured Indebtedness to Total Asset Value.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05 and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the ~~Borrower~~Parent and its Consolidated Subsidiaries as of that date determined in accordance with GAAP.

“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Adjustment” with 0.10% (10 basis points) per annum.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“SOFR Loan” means a Term SOFR Loan or a Daily SOFR Loan, as applicable. “Solvency Certificate” means a solvency certificate substantially in the form of Exhibit K.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Jurisdiction” means, the United Kingdom, Canada, Spain, Germany, France, Italy, the Netherlands, Portugal, Switzerland, Belgium, Denmark, Norway, Sweden, Finland, Austria, Luxembourg, Iceland, or another jurisdiction that has been approved in writing by all Lenders.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.12).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01A under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time. On the ~~Closing~~First Amendment Effective Date, the Term Facility is $~~5,000,000~~100,000,000.

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term Loan Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Term Loans; provided that at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Commitment.

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C 2.

“Term SOFR” means:

(a)          for any interest period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such interest period with a term equivalent to such interest period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and

(b)          for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment;

(iv)          waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrower;

(v)           honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;

(vi)          any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)         payment by the applicable L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by any] L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or (viii)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.

None of the Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided that the foregoing shall not be construed to excuse an L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), an L/C Issuer shall be deemed to have exercised care in each such determination, and that:

(i)           an L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;

borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Daily SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate.

(b)          (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(ii)          If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iii)          Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iv)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)          Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09        Fees. In addition to certain fees described in subsections (~~h~~j) and (ik) of Section 2.03:

(a)          Utilization Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, a utilization fee equal to the Applicable Fee Rate times the sum of (i) the Outstanding Amount of Revolving Credit Loans plus (ii) the Outstanding Amount of L/C Obligations exceeds the actual daily amount of the Revolving Credit Facility then in effect (or, if terminated, in effect immediately prior to such termination), subject to adjustment as provided in Section 2.17. The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, on the last day of the Availability Period (and, if applicable, thereafter on demand). The utilization fee shall be calculated quarterly in arrears and if there is any change in the Applicable Fee Rate during any quarter, the daily amount shall be computed and multiplied by the Applicable Fee Rate for each period during which such Applicable Fee Rate was in effect. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

(b)         Other Fees.          (i) The Borrower shall pay to ~~the~~each Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13       Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)           if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)         the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Parent, the Borrower or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14          Extension of Maturity Date.

(a)          Requests for Extension. The Borrower may, by written notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 90 days and not later than 30 days prior to the Initial Maturity Date, request that the Revolving Credit Lenders extend the Maturity Date for the Revolving Credit Facility and/or that the Term Lenders extend the Maturity Date for the Term Facility, in each case, for an additional 12 months from the Initial Maturity Date~~.~~ (the “First Extended Maturity Date”). If the Maturity Date with respect to a Facility has been extended to the First Extended Maturity Date, then the Borrower may, by written notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 90 days and not later than 30 days prior to the First Extended Maturity Date, request that applicable Lenders extend the Maturity Date for such Facility for an additional 12 months from the First Extended Maturity Date (the “Second Extended Maturity Date”). If the Maturity Date with respect to a Facility has been extended to the Second Extended Maturity Date, then the Borrower may, by written notice to the Administrative Agent (who shall promptly notify the

Lenders) not earlier than 90 days and not later than 30 days prior to the Second Extended Maturity Date, request that applicable Lenders extend the Maturity Date for such Facility for an additional 12 months from the Second Extended Maturity Date.

(b)       Conditions to Effectiveness of Each Extension. As conditions precedent to ~~the~~each extension of the Maturity Date for the Revolving Credit Facility and~~/or~~ to each extension of the Maturity Date for the Term Facility, the Borrower shall, on or prior to the Initial Maturity Date, the First Extended Maturity Date, and Second Extended Maturity Date, as applicable, satisfy each of the following requirements for any such extension(s) to become effective (the first date on which such conditions precedent are satisfied (or waived by each of the Appropriate Lenders) with respect to the ~~Revolving Credit Facility and the first date on which such conditions precedent are satisfied or waived with respect to the Term Facility~~Facility or Facilities being extended, each an “Extension Effective Date”):

(i)          both before and after giving effect to such extension, (x) no Default has occurred and is continuing on the applicable Extension Effective Date and (y) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, (A) with respect to representations and warranties set forth in Sections 5.15(b) and 5.19 and (B) representations and warranties qualified as to materiality or Material Adverse Effect, true and correct in all respects) on and as of the Initial Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;

(ii)        the Administrative Agent shall have received a certificate of the Borrower dated as of the applicable Extension Effective Date signed by a Responsible Officer thereof, (x) certifying that, both before and after giving effect to such extension, the conditions set forth in clause (i) above have been satisfied and (y)~~(1)~~ certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such extension ~~or (y) certifying that the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date (if such resolutions included approval to extend the Maturity Date for the Revolving Credit Facility and/or the Term Facility, as the case may be, for a period that is not less than an additional twelve (12) months from the Initial Maturity Date) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption; and~~ ; and

(iii)         the Borrower shall have paid an extension fee of 0.15% multiplied by (x) in the case of an extension of the Maturity Date for the Revolving Credit Facility, the amount of the Revolving Credit Facility on the applicable Extension Effective Date (to the Administrative Agent for the ratable benefit of the Revolving Credit Lenders) and (y) in the case of an extension of the Maturity Date for the Term Facility, the aggregate outstanding amount of the Lenders’ Term Loans on the applicable Extension Effective Date (to the Administrative Agent for the ratable benefit of the Term Loan Lenders).

(c)         Reaffirmation by Loan Parties. If requested by the Administrative Agent, the Borrower and the other Loan Parties shall have delivered to the Administrative Agent such reaffirmations of their respective obligations under the Loan Documents (after giving effect to the extension), and acknowledgments and certifications that they have no claims, offsets or defenses

(A)         if requested by a new Lender participating in such Incremental Facility, notes executed by the Borrower payable to such new Lender;

(B)        (x) a New Lender Joinder Agreement duly executed by the Borrower and each Eligible Assignee, if any, that is becoming a Lender in connection with such Incremental Facility, which New Lender Joinder Agreement shall be acknowledged and consented to in writing by the Administrative Agent and, in the case of an Incremental Revolving Increase, each L/C Issuer and (y) written confirmation from each existing Lender, if any, participating in such Incremental Facility of the amount by which its Revolving Credit Commitment will be increased, in the case of an Incremental Revolving Increase, which confirmation shall be acknowledged and consented to in writing by each L/C Issuer, or the amount of the term loan to be made by such Lender, in the case of an Incremental Term Increase or an Incremental Term Facility;

(C)       if requested by the Administrative Agent or any Lender or other Eligible Assignee participating in such Incremental Facility, a customary opinion of counsel to the Loan Parties (which counsel shall be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent, the Lenders and the L/C Issuers; and

(D)       all such other assurances, certificates, documents, consents or opinions as may be required by the Administrative Agent or any Lender participating in such Incremental Facility;

(iii)        the Borrower shall pay any applicable fees and expenses as are due and payable in connection with such Incremental Facility; and

(iv)        (i) upon the reasonable request of any Lender made at least ten days prior to the Increase Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the ~~Closing~~Increase Effective Date and (ii) at least ten days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(f)        Incremental Revolving Increase. On each Increase Effective Date on which an Incremental Revolving Increase is effected, promptly following fulfillment of the conditions set forth in Section 2.15(e), the Administrative Agent shall notify the Lenders of the occurrence of such Incremental Revolving Increase and the amount of the Revolving Credit Commitments and the Applicable Percentage of each Revolving Credit Lender as a result thereof. In the event that such Incremental Revolving Increase results in any change to the Applicable Percentage of any Revolving Credit Lender, then on such Increase Effective Date, subject to the satisfaction of the foregoing terms and conditions, (i) the participation interests of the Revolving Credit Lenders in any outstanding Letters of Credit shall be automatically reallocated among the Revolving Credit Lenders in accordance with their respective Applicable Percentages after giving effect to such increase, (ii) any new Lender, and any existing Revolving Credit Lender whose Revolving Credit Commitment has increased, shall pay to the Administrative Agent such amounts as are necessary to fund its new or increased Applicable Percentage of all existing

Revolving Credit Loans, (iii) the Administrative Agent will use the proceeds thereof to pay to all existing Revolving Credit Lenders whose Applicable Percentage is decreasing such amounts as are necessary so that each Revolving Credit Lender’s participation in existing Revolving Credit Loans will be equal to its adjusted Applicable Percentage and (iv) if the applicable Increase Effective Date occurs on a date other than the last day of an Interest Period applicable to any outstanding Revolving Credit Loan that is a Term SOFR Loan, then the Borrower shall pay any amounts required pursuant to Section 3.05 on account of the payments made pursuant to clause (iii) of this clause (f).

(g)        Incremental Term Increase. On each Increase Effective Date on which an Incremental Term Increase is effected, promptly following fulfillment of the conditions set forth in Section 2.15(e), the Administrative Agent shall notify the Lenders of the occurrence of such Incremental Term Increase and the amount of the Term Commitments and the Applicable Percentage of each Term Lender as a result thereof. On such Increase Effective Date, subject to the satisfaction of the conditions set forth in Section 4.02, each Lender and Eligible Assignee that has agreed to participate in such Incremental Term Increase shall make a Term Loan to the Borrower in an amount equal to its pro rata share of such Incremental Term Increase.

(h)          Incremental Term Facility. On each Increase Effective Date on which an Incremental Term Facility is effected, promptly following fulfillment of the conditions set forth in Section 2.15(e), the Administrative Agent shall notify the Lenders of the occurrence of such Incremental Term Facility and the amount of the commitments and each Lender and Eligible Assignee’s pro rata share thereof. On such Increase Effective Date, subject to the satisfaction of the conditions set forth in Section 4.02, each Lender and Eligible Assignee that has agreed to participate in such Incremental Term Facility shall make term loan to the Borrower in an amount equal to its pro rata share of such Incremental Term Facility in accordance with the conditions and procedures set forth in Section 2.02 and any applicable Commitment Increase Amendment.

(i)          Amendments. In the case of an Incremental Term Facility, this Agreement and the other Loan Documents may be amended as necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15 with the consent of the Administrative Agent, each Lender providing such Incremental Term Facility and the Borrower, to give effect to or to evidence the terms of such Incremental Term Facility.

(j)          Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.15 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents.

(k)          Conflicting Provisions. This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.]

2.16       Cash Collateral.

(a)       Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, within three (3) Business Days following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(x)        a duly completed Compliance Certificate certifying that the Borrower is in compliance with all of the covenants set forth in Section 7.11, the Minimum Aggregate Leasing Requirement and the Minimum Borrowing Base Property Requirement (in each case, on a pro forma basis after giving effect to the initial Credit Extension and including reasonably detailed calculations thereof) as of the last day of the fiscal quarter of the Parent ended on March 31, 2024, signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent;

(xi)       a duly completed Borrowing Base Certificate including reasonably detailed calculations of Availability, including calculations of the Borrowing Base Value and the Borrowing Base Amount, in each case, on a pro forma basis immediately after giving effect to the initial Credit Extensions;

(xii)      a Solvency Certificate signed by the chief financial officer of the Parent certifying that, after giving effect to the initial Credit Extensions, the Parent and its Subsidiaries, taken as a whole and on a consolidated basis, are Solvent;

(xiii)      duly completed Borrower Detail Form signed by a Responsible Officer of the Borrower; and

(xiv)      such other assurances, certificates, documents, consents or opinions as the Administrative Agent, any L/C Issuer, or the Required Lenders reasonably may require.

(b)       (i) Upon the reasonable request of any Lender made at least ten days prior to the Closing Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Closing Date and (ii) at least ten days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(c)          Any fees required to be paid on or before the Closing Date shall have been paid.

(d)         Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(e)        The completion of all due diligence with respect to the Parent and its Subsidiaries, and their respective assets and liabilities (including diligence with respect to the initially proposed Borrowing Base Properties and all related Current Appraisals and Current Valuations), in scope and substance reasonably satisfactory to the Administrative Agent, ~~the Lead Arranger~~BofA Securities, Inc., as sole lead arranger and bookrunner, and the Lenders.

(f)          The Closing Date shall have occurred on or before August 16, 2024.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02          Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to another Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:

(a)       The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, (i) with respect to the representations and warranties set forth in Sections 5.15(b) and 5.19 and (ii) representations and warranties qualified as to materiality or Material Adverse Effect, true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b)         No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)        The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)          After giving effect to such proposed Credit Extension, Availability shall equal or exceed zero ($0).

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to another Type or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) ~~and~~, (b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01      Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. No Loan, nor the proceeds from any Credit Extension, has been used or will be used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject or target of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, ~~the~~any Arranger, the Administrative Agent or any L/C Issuer) of Sanctions. The Loan Parties and their respective Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

5.20       Anti-Corruption Laws; Anti-Money Laundering Laws. The Loan Parties and their Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.21       Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

5.22       Covered Entities. No Loan Party is a Covered Entity.

5.23       Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject only to Permitted Equity Encumbrances) on all right, title and interest of the respective Grantors in the Collateral described therein. Except as contemplated by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.24       Borrowing Base Properties; Subsidiary Guarantors. Each Property included in any calculation of Borrowing Base Value and/or Borrowing Base Amount, at the time of such calculation, satisfied each of the criteria set forth in the definition of Eligible Ground Lease, Eligible Ground Leased Property, Eligible Owned Property or Eligible Other Asset, as the case may be. Each Required Subsidiary Guarantor is a Subsidiary Guarantor.

5.25        REIT Status. The Parent is organized and operated in a manner that allows it to qualify for REIT Status.

5.26        Representations as to Foreign Obligors.

(a)         Each Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations accountants in connection with the accounts or books of the Parent or any Subsidiary thereof, or any audit of any of them;

(e)      promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f)          promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(g)        promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(h)         promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and

(i)        promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or any of the ~~Arranger~~Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the ~~Arranger~~Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and ~~the~~each Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03        Notices. Promptly notify the Administrative Agent and each Lender:

(a)          of the occurrence of any Default;

(b)       of any matter that has resulted or is reasonably expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary; (ii) any action, suit, dispute, litigation, investigation, proceeding or suspension involving any Loan Party or any of their respective Subsidiaries or any of their respective properties and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)          of the occurrence of any ERISA Event; and

(d)         of any material change in accounting policies or financial reporting practices by the Parent or any Subsidiary thereof, including any determination by the Borrower referred to in Section 2.10(b).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04      Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary or, in the case of its properties, the same are the obligation of a tenant under a Commercial Net Lease in place at such properties; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (unless such claims are covered by insurance or are being contested in good faith by appropriate proceedings diligently conducted); and (c) all Indebtedness, as and result therefrom on a pro forma basis after giving effect to such Restricted Payment, the Borrower shall only be permitted to declare and pay pro rata cash dividends on its Equity Interests or make pro rata cash distributions with respect thereto in an amount that will result in the Parent receiving the minimum amount of funds required to be distributed to its equity holders in order for the Parent to maintain its REIT Status for federal and state income tax purposes and (ii) no Restricted Payments shall be permitted under this clause (d) following the acceleration of the Obligations pursuant to Section 8.02 or following the occurrence of any Event of Default under Section 8.01(f) or (g); and

(e)        the Parent shall be permitted to make Restricted Payments with any amounts received by it from the Borrower pursuant to Section 7.06(d).

7.07       Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Loan Parties and their Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

7.08      Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate); provided that the foregoing restriction shall not apply to (a) Investments and Restricted Payments expressly permitted hereunder, (b) transactions between or among the Loan Parties or (c) transactions between or among Consolidated Group Members that are not Loan Parties.

7.09      Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Subsidiary to make Restricted Payments to the Borrower or any other Loan Party, (b) the Parent, any Parent Entity or any Required Subsidiary Guarantor to Guarantee the Obligations, (c) the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on any Borrowing Base Property or any Collateral or (d) the Borrower or any Subsidiary to otherwise transfer (including by way of a pledge) property to the Borrower or any Loan Party; provided, that clauses (a) and (d) above shall not prohibit any negative pledge incurred or provided in favor of any holder of Secured Indebtedness permitted under Section 7.03 solely to the extent any such negative pledge relates to the property financed by or the subject of such Secured Indebtedness, or securing such Indebtedness and such property is neither Collateral nor a Borrowing Base Property.

7.10       Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11       Financial Covenants.

(a)          Maximum Total Leverage Ratio. ~~The~~Permit the Total Leverage Ratio to exceed 60% as of the last day of each fiscal quarter; provided that such ratio shall be permitted to increase to sixty five percent (65%) for the fiscal quarter in which a Material Acquisition occurs and for the two consecutive full fiscal quarters immediately thereafter; provided further that in no event shall the Total Leverage Ratio as of the last day of any fiscal quarter exceed (i) sixty five percent (65%) or (ii) exceed sixty percent (60%) as of the last day of more than three consecutive fiscal quarters in any consecutive four fiscal quarter period.

(b)         Minimum Fixed Charge Coverage Ratio. ~~The~~Permit the Fixed Charge Coverage Ratio to be less than (i) 1.50 to 1.00 as of the last day of each fiscal quarter.

(c)      Minimum Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $304,869,000, plus (ii) an amount equal to 75% of the net cash proceeds received by any Consolidated Group Member from issuances and sales of Equity Interests of the Parent to any Person other than another Consolidated Group Member since March 31, 2024.

(d)         Maximum Secured Recourse Indebtedness. Permit Total Secured Indebtedness that is Recourse Indebtedness to exceed 10% of Total Asset Value as of ~~such date~~the last day of each fiscal quarter.

(e)        Maximum Secured Leverage Ratio. Permit Total Secured Indebtedness to exceed 40% of Total Asset Value as of ~~such date~~the last day of each fiscal quarter that occurs after the Collateral Release Date.

Notwithstanding the foregoing, in the event that there shall occur any Default arising as a result of the inclusion of any Property as a Borrowing Base Property, and if such Default is capable of being cured solely by the exclusion of such Property as a Borrowing Base Property, then within ten (10) Business Days from the earlier of (i) the date upon which the Borrower receives written notice of such Default from the Administrative Agent and (ii) the date upon which a responsible officer of the Parent or the Borrower obtains knowledge of such Default, the Borrower may elect to cure such Default by electing to remove the designation of such Property as a Borrowing Base Property upon the delivery to Administrative Agent of (x) a written notice to the Administrative Agent thereof, (y) a Compliance Certificate setting forth reasonably detailed calculations excluding such Property as a Borrowing Base Property and evidencing compliance with all of the Financial Covenants, the Minimum Borrowing Base Property Requirement and the Minimum Aggregate Leasing Requirement for the periods such Property was included as a Borrowing Base Property and (z) a Borrowing Base Certificate setting forth reasonably detailed calculations of the Borrowing Base Value and the Borrowing Base Amount and evidencing that Availability equaled or exceeded zero ($0) for the periods such Property was included as a Borrowing Base Property. The Borrower’s notice of its election and delivery of the Compliance Certificate pursuant to clause (y) and Borrowing Base Certificate pursuant to clause (z) above pursuant to the preceding sentence shall be delivered to the Administrative Agent within the period of ten (10) Business Days provided above, and if not so delivered the Borrower’s cure period shall immediately terminate and any such Default shall become an Event of Default. Any cure effected pursuant to the foregoing is referred to herein as a “Permitted Cure”.

7.12       Amendments of Organization Documents. Amend, amend and restate, modify, supplement or otherwise change, cancel, terminate or waive in any respect the terms of any of its Organization Documents without, in each case, the express prior written consent or approval of the Administrative Agent, if such changes (i) would materially impair the rights or interests of the Administrative Agent or any Lender in any Collateral or (ii) would adversely affect in any material respect any other rights or interests of the Administrative Agent, the L/C Issuers or any of the Lenders hereunder or under any of the other Loan Documents; provided that if such prior consent or approval is not required, such Loan Party shall nonetheless notify the Administrative Agent in writing promptly after any such amendment, amendment and restatement, modification, or supplement to the charter documents of such Loan Party.

7.13       Accounting Changes; Fiscal Year. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year.

7.14       Compliance with Environmental Laws. Do, or permit any other Person to do, any of the following: (a) use any of the Properties or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials except for quantities of Hazardous Materials used in the ordinary course of business and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Properties any underground tank or other underground storage receptacle for Hazardous Materials except in full compliance with Environmental Laws, (c) generate any Hazardous Materials on any of the Properties except in full compliance with Environmental Laws, (d) conduct any activity at any Property or use any Property in any manner that could reasonably be contemplated to cause a release of Hazardous Materials on, upon or into the Property or any surrounding properties or any threatened release of Hazardous Materials which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Materials (except in compliance with all Environmental Laws), except, with respect to any Property other than an Eligible Property where any such use, generation, conduct or other activity has not had and could not reasonably be expected to have a Material Adverse Effect.

7.15      Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, or otherwise) of Sanctions.

7.16       Anti-Corruption Laws; Anti-Money Laundering.

(a)         Use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other anti-corruption legislation in other jurisdictions.

(b)         Knowingly engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any Applicable Law, regulation or other binding measure by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering or violate these laws or any other applicable anti-money laundering law or engage in these actions.

ARTICLE VIII.   EVENTS OF DEFAULT AND REMEDIES

8.01       Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):

(a)         Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)          Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07, 6.11, 6.12 6.13,

6.16 or 6.18 or Article VII, (ii) any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty or (iii) any Grantor fails to perform or observe any term, covenant or agreement contained in any Collateral Document to which it is a party; or

(c)          Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)          Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e)          Cross-Default. (i) ~~The Borrower~~Any Loan Party or any ~~Subsidiary~~of its Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which ~~the Borrower~~any Loan Party or any ~~Subsidiary~~of its Subsidiaries is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which ~~the Borrower~~any Loan Party or any ~~Subsidiary~~of its Subsidiaries is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)          Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)         Inability to Pay Debts; Attachment. (i) ~~The Borrower or any Subsidiary~~Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)        Judgments. There is entered against ~~the Borrower~~any Loan Party or any ~~Subsidiary~~of its Subsidiaries (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)        ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)          Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)          Change of Control. There occurs any Change of Control;

(l)         Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Equity Encumbrances) on the Collateral purported to be covered thereby.

(m)        REIT Status. The Parent shall, for any reason, fail to maintain its REIT Status, after taking into account any cure provisions set forth in the Code that are complied with by the Parent.

8.02       Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)         declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)          declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan

Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03       Exculpatory Provisions. The Administrative Agent or the ~~Arranger~~Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the ~~Arranger~~Arrangers, as applicable:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)         shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)          shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, any Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d)         shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an L/C Issuer; ~~and~~

(e)         shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent~~.~~; and

(f)          shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Disqualified Institution.

9.04       Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05       Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06       Resignation of Administrative Agent.

(a)          The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07       Non-Reliance on the Administrative Agent, the ~~Arranger~~Arrangers and the Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor ~~the~~any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or ~~the~~any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or ~~the~~any Arranger to any Lender or each L/C Issuer as to any matter, including whether the Administrative Agent or ~~the~~any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and the ~~Arranger~~Arrangers that it has, independently and without reliance upon the Administrative Agent, ~~the~~any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, ~~the~~any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each~~]~~ L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08       No Other Duties, Etc. Anything herein to the contrary notwithstanding, ~~neither the Bookrunner nor the Arranger~~none of the Arrangers or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09       Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount. .

9.13       Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements.

ARTICLE X.  MISCELLANEOUS

10.01     Amendments, Etc. Subject to Section 2.02(g), Section 3.03 and the last paragraph of this Section 10.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)          waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)         extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)         postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)         reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)          (i) change Section 8.03 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments, pro rata payments or pro rata sharing of payments required hereunder, (ii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, or (iii) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, ~~(iv) release, or have the effect of releasing, all or substantially all of the Collateral securing the Obligations, or (v) release, or have the effect of releasing, all or~~

~~substantially all of the value of the Guaranty,~~ in each case, without the written consent of each Lender directly affected thereby;

(f)        change any provision of this Section or the definition of “Required Lenders” or “Required Class Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(f)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” or “Required Term Lenders” without the written consent of each Lender under the applicable Facility;

(g)         release or have the effect of releasing all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(h)          release or have the effect of releasing all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(i)          impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders; or

(j)         directly and materially adversely affect the rights of Lenders holding Commitments or Loans of one Class differently from the rights of Lenders holding Commitments or Loans of any other Class without the written consent of the applicable Required Class Lenders;

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, (x) affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document or (y) modify, change, waive or consent to any departure from, or have the effect of modifying, changing, waiving or consenting to any departure from, Section 3.03, any term defined in such section, any term defined in any other section or provision in this Agreement relating to Daily Simple SOFR, SOFR, Term SOFR or any Successor Rate, or any term or provision relating to the replacement of any such rate or Successor Rate; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Notwithstanding any provision herein to the contrary,

(i)          no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender;

(ii)         this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case subject to the limitations in Section 2.15, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder;

(iii)       if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement;

(iv)        except as provided in Section 6.12(b), the Administrative Agent and the Borrower may, without the consent of any Lender or any Guarantor then party hereto, amend this Agreement to add a Subsidiary or Parent Entity as a “Guarantor” hereunder pursuant to a joinder agreement in substantially the form of Exhibit H; and

(v)         for the avoidance of doubt, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

10.02     Notices; Effectiveness; Electronic Communication.

(a)         Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to the Borrower or any other Loan Party, the Administrative Agent, or any L/C Issuer, to the address, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)          Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)          Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to clause (b) above, such L/C Issuer may, upon 30 days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the applicable L/C Issuer as an L/C Issuer. If the applicable L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (y) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable retiring L/C Issuer to effectively assume the obligations of the applicable retiring L/C Issuer with respect to such Letters of Credit.

(g)          Disqualified Institutions. (i) No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment as otherwise contemplated by this Section 10.06, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a ~~Disqualified Institution~~Competitor after the applicable Trade Date ~~(including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”)~~, (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution hereunder, including for purposes of this clause (g). Any assignment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.

(ii)         If any assignment is made to any Disqualified Institution without the Borrower’s prior consent in violation of clause (i) above, or if any Person becomes a ~~Disqualified Institution~~Competitor after the applicable Trade Date, the Borrower may, at is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

10.07     Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f))~~]~~ or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07, (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 10.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section 10.07, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from any Loan Party or any Subsidiary thereof after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.

10.08     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10     Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, ~~the~~any Arranger or any L/C Issuer (including the Fee Letter), constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)        SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the ~~Arranger~~Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the ~~Arranger~~Arrangers, and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A)

the Administrative Agent, ~~the~~each Arranger, and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) ~~neither~~none of the Administrative Agent, ~~the~~any Arranger, nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the ~~Arranger~~Arrangers, and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and ~~neither~~none of the Administrative Agent, ~~the~~any Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, ~~the~~any Arranger, or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17     Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor any L/C Issuer is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent and/or any L/C Issuer has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

Neither the Administrative Agent nor any L/C Issuer shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and L/C Issuer shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be any electronic